Exhibit 99.1

Disclaimer Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: interest rate risk, including the effects of recent and anticipated rate increases by the Federal Reserve; fluctuations in the values of the securities held in our securities portfolio or the values of derivative instruments held in our derivatives portfolio, including as a result of rising interest rates, which has resulted in unrealized losses in our portfolio; business and economic conditions generally and in the financial services industry, nationally and within our market area, including rising rates of inflation; loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; our ability to maintain an adequate level of allowance for loan losses; new or revised accounting standards, including as a result of the implementation of the Current Expected Credit Loss standard; the concentration of large loans to certain borrowers; the concentration of large deposits from certain clients; our ability to successfully manage liquidity risk, which may increase our dependence on non-core funding sources such as brokered deposits, and negative impact of our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; developments and uncertainty related to the future use and availability of some reference rates, such as the expected discontinuation of the London Interbank Offered Rate, as well as other alternative reference rates; the composition of our senior leadership team and our ability to attract and retain key personnel; talent and labor shortages an high rates of employment turnover; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry, including from nonbank competitors such as credit unions and “fintech” companies; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes, including changes to federal and state corporate tax rates; risks related to climate change and the negatively impact it may have on our customers and their businesses; the imposition of governmental policies impacting the value of products produced by our commercial borrowers; severe weather, natural disasters, wide spread disease or pandemics (including the COVID-19 pandemic), acts of war or terrorism, civil unrest or other adverse external events, including the Russian invasion of Ukraine; potential impairment to the goodwill we recorded in connection with our past acquisition; changes to U.S. or state tax laws, regulations and guidance, including the new 1% excise tax on stock buybacks by publicly traded companies; the success at managing the risks involved in the foregoing items; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Certain of the information contained in this presentation is derived from information provided by industry sources. Although we believe that such information is accurate and that the sources from which it has been obtained are reliable, we cannot guarantee the accuracy of, and have not independently verified, such information. Use of Non-GAAP financial measures In addition to the results presented in accordance with U.S. General Accepted Accounting Principles (“GAAP”), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures to the comparable GAAP measures are provided in this presentation. 2

The Finest Entrepreneurial Bank Company Overview Branch-Light Model in Attractive Twin Cities Market Twin Cities MSA Name: Bridgewater Bancshares, Inc. Headquarters: St. Louis Park, MN Ticker: NASDAQ: BWB; BWBBP Assets: $4.3 Billion Loans: $3.6 Billion Deposits: $3.4 Billion Shareholders’ Equity: $394.1 Million Serving a Commercial-Focused Client Base Track Record of Profitability, Growth and Efficiency • CRE lending • Acquisition financing • Construction lending • Affordable housing financing • Long-term multifamily financing • Commercial & business lending • Business / treasury management • SBA lending • 1-4 family rentals • Personal banking CRE, 31% Multifamily, C&D, 37% 10% C&I, 12% 1-4 Family, 10% Consumer, 0% $3.6B Business and Personal Banking Commercial Banking Loan Balances • Founded in 2005 by a group of banking industry veterans and local business leaders • Continuous profitability since the third month of operations • Proven stability, growth and profitability through both the Great Recession and the COVID-19 pandemic • Expertise in commercial real estate with a focus in multifamily lending • Organizational focus on risk management • Effective operating model, with one of the lowest efficiency ratios in the industry Data as of September 30, 2022 3

Strategic Leadership Team with Broad Skill Sets and Industry Expertise 4 Jerry Baack Chairman, CEO and President • Past regulator and responsible for all aspects of BWB formation • Lead founder of BWB in 2005 • 30+ years of banking experience Jeff Shellberg EVP and Chief Credit Officer • Holding company board member and oversees strong credit and underwriting culture • BWB founding member in 2005 • 35+ years of regulatory and banking experience Nick Place Chief Lending Officer • Client-focused while meeting and responding to market demands • Joined BWB in 2007 • 16 years of banking experience Mark Hokanson Chief Technology Officer • Proactively drives technology and innovative solutions to support future growth • Joined BWB in 2019 • 15 years of financial services technology experience Mary Jayne Crocker EVP and Chief Operating Officer • Implementation of unique corporate culture and strategic execution • Joined BWB in 2005 • 20+ years of financial services experience Joe Chybowski Chief Financial Officer • Strategic insights across the organization including capital and liquidity management • Joined BWB in 2013 • 13 years of banking and capital markets experience Lisa Salazar Chief Deposit Officer • Drives accountability and results through initiatives that deliver revenue growth, market share, new business opportunities and market penetration • Joined BWB in 2018 • 30 years of banking experience

A Culture-Driven Organic Growth Story

BRIDGEWATER BANCSHARES, INC.

Truly Unconventional Culture

- Entrepreneurial spirit unlike the culture at a typical bank
- New HQ with modern, open layout promoting team member and client collaboration
- Commitment to provide clients with quick answers, responsive support and simple solutions
- Continued progress on environmental, social and governance (ESG)

Highly Efficient Business Model

- Branch-light model and commercial real estate focus
- Efficient operating philosophy, including networking, banking tools and in-house expertise
- Relatively low levels of expenses as a percent of total assets
- Efficiency ratio consistently among the lowest in the industry

Robust Balance Sheet Growth

- Consistent ability to generate robust organic loan growth (25% CAGR[1] since 2015)
- Commercial business expertise with a multifamily focus
- Leverage deposit growth to support loan growth
- M&A-related market disruption resulting in client and banker acquisition opportunities to support loan and deposit growth

Proactive Risk Management

- Scaling of risk management function to address emerging risks and support growth plans
- Superb asset quality track record
- Decisive credit culture including measured risk selection, consistent underwriting, active credit oversight and deep industry experience
- Proactively assessing credit and repricing risks given uncertain economic environment

Consistent Profitability and Shareholder Return

20% — **Diluted EPS CAGR** since 2018

17% — **Tangible book value per share[2] CAGR** since 2018



Tangible book value per share²
$7.22
$8.33
$9.31
$10.98
$11.69
2018
2019
2020
2021
2022

[1] Excludes PPP loans
[2] Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation.

5

Our Core Values Unconventional. Our clients notice a difference. Responsive. Under promise, over deliver. Dedicated. Don’t stop until you get it done. Growth. If you aren’t moving forward, where are you going? Accurate. It’s more than just an expectation. 6

An Award-Winning Workplace Culture

BRIDGEWATER BANCSHARES, INC.

New Corporate Headquarters	Modern, open design with an entrepreneurial spirit tailor-made for **team building and collaboration**
Progressive Pay and Benefits	Increased **minimum wage to $20 per hour** in August 2021, as well as discretionary bonuses for all team members regardless of level
Volunteer Paid Time Off	Team members receive up to **16 hours of PTO per year for volunteer activities** supporting the Community Reinvestment Act
Health and Wellness Committee	Providing team member **opportunities to support physical fitness, nutrition and mental health,** including fitness events and free access to a mindfulness app
Diversity, Equity and Inclusion Committee	Inclusive culture that **encourages, supports and celebrates diversity** of team members and communities in which we serve

"In today's environment, it is more important than ever to be able to recruit, retain and develop top talent. At Bridgewater, we have demonstrated an ability to do this through our unconventional culture and employee experience, extensive team member referral network, and even the launch of a new internship program to further enhance our talent pipelines."

Jerry Baack
Chairman, CEO and President



Top Workplaces
Star Tribune
2016. 2017. 2018. 2020. 2021. 2022.

Best Banks to Work For
American Banker
2017. 2018. 2020. 2022.

7

A Responsive Service Model Our clients can expect… • Responsive support and simple solutions • A local bank of choice in a market where many local banks have left • Flexibility, market expertise and strong network connections 8 The “Proven Process” for Our Clients • #1 BEST Business Bank • #1 BEST Small Business Banking • #1 BEST Commercial Mortgage Lender An Award-Winning Client Experience • #1 BEST Business Bank • #2 BEST Community Bank

A Commitment to Our Communities Our communities can expect… Bridgewater’s commitment to investing, lending and volunteering in ways that serve low-to-moderate income segments in the Twin Cities ‘Outstanding’ Rating for Community Reinvestment Act Performance FDIC, 2020 9 $315K Total Contributions in 2022 1,141 Volunteer Hours in 2022 Empowering Women in Entrepreneurship In 2021, BWB established the BridgewatHER Network, a women’s networking cohort which brings together successful women in business and female entrepreneurs throughout the Twin Cities to network and share insights • ~175 female entrepreneurs and business leaders • Several events hosted at the BWB Corporate Center throughout the year • Led by BWB’s Chief Operating Officer, Mary Jayne Crocker Mary Jayne Crocker EVP and Chief Operating Officer

Environmental, Social and Governance (ESG) 10 We are committed to establishing and advancing impactful initiatives that support our corporate responsibility as a growing local bank in the Twin Cities, while regularly sharing our progress with our stakeholders Our ESG Commitment Our ESG Priorities Team Members, Clients and Communities Diversity, Equity and Inclusion Leverage our unconventional corporate culture to leave a positive lasting impact on our team members, clients and communities Ensure strong corporate governance oversight including an effective risk management framework to support a growing organization Create a diverse, equitable and inclusive work environment and community Contribute to a healthier natural environment in the communities in which we live and work Corporate Governance Environmental ESG Oversight • Board-level Nominating and ESG Committee oversees Bridgewater's strategy and practices related to ESG • Management-level ESG Committee focused on developing, implementing and growing a formal ESG program For more about Bridgewater’s commitment, priorities and initiatives related to ESG, please visit our newly launched ESG webpage at www.BWBMN.com/about-Bridgewater/esg

Attractive Twin Cities Market Built for Business

BRIDGEWATER BANCSHARES, INC.

Large Corporate Presence

#1

Fortune 500 companies per capita (16)[1]

Credit Worthy Population

#1

State with highest average credit score (726)[2]

Women Entrepreneurs

#1

Best place for women entrepreneurs[3]

Educated Workforce

#5

State with educational achievement beyond high school (59% of age 25-64 population)[4]

Business Focus

#7

Small-business job growth (Minneapolis market)[5]

High Growth MSA

Top 20

Most populated area in the U.S. with 3.0% projected population growth by 2028[6]

Banking Industry Disruption

Banking industry disruption caused by M&A activity leading to opportunities for client and talent acquisition in the Twin Cities

2023 Median Household Income ($)[7]



$93,724
$70,616
$73,530
Twin Cities
Midwest
US

2023 – 2028 Proj. Population Growth (%)[6]



3.00%
1.54%
2.14%
Twin Cities
Midwest
US

[1] Source: Minnesota Department of Employment and Economic Development
[2] Source: Experian – State of Credit, 2021
[3] Source: Minneapolis-St. Paul Smart Asset™, 2020
[4] Source: Lumina Foundation, A Stronger Nation – National Report, 2021
[5] Source: Minnesota Department of Employment and Economic Development
[6] Source: S&P Capital IQ
[7] Source: S&P Capital IQ, Midwest includes ND, SD, NE, KS, MN, IA, MO, WI, IL, IN and OH

11

History of Organic Asset Growth Generation 12 $1,184 $76 $929 $1,260 $1,617 $1,974 $2,269 $2,927 $3,478 $4,346 2015 2016 2017 2018 2019 2020 2021 2022 Organic Acquired Assets Proven ability to consistently generate 20%+ annual asset growth primarily in the Twin Cities market Asset growth has almost exclusively been organic, with the exception of a small bank acquisition in 2016 Dollars in millions Ongoing evaluation of potential M&A opportunities to support future growth

Long Track Record of Robust Loan Growth

BRIDGEWATER BANCSHARES, INC.



25.0% CAGR
$799
$1,001
$1,347
$1,665
$1,912
$2,326
$138
$2,188
$2,819
$26
$2,793
$3,569
$1
$3,568
2015
2016
2017
2018
2019
2020
2021
2022
Loans (ex. PPP)
PPP

Dollars in millions

Managing Loan Growth in the Current Environment

- Overall loan demand has declined and fewer deals are making financial sense due to the interest rate environment
- Actively managing the balance sheet to align with funding outlook
- Leveraging sales of participations on new originations
- More disciplined on loan pricing to manage growth and net interest margin
- More selective on credit by focusing on high quality transactions with seasoned clients
- Expect high single-digit to low double-digit loan growth in 2023 – focus on aligning loan growth more closely with core deposit growth over the course of the year

BWB Loan Growth Catalysts

M&A-related market disruption resulting in client and banker acquisition opportunities	Huntington, tcf, Old National Bank, Anchor Bancorp, Old National Bank, KleinBank, HTLF, Signature Bank
Strong brand and service model in the Twin Cities market	Expanding referral base means getting a look at the CRE deals we want
Operating in a competitive "sweet spot" in the Twin Cities	Financing larger deals than community banks but under the radar of the larger banks
PPP-related client acquisition opportunities	Over 40% of PPP loan originations were to new clients
Expansion of talented lending and business services teams	Supporting loan and deposit opportunities and enhancing client experience

13

354% 333% 318% 304% 313% 266% 264% 258% 180% 164% 185% 177% 204% 190% 219% 257% 534% 497% 503% 480% 517% 456% 483% 515% 2015 2016 2017 2018 2019 2020 2021 2022 Commercial-Focused Loan Portfolio 14 CRE NOO 27% Multifamily 21% C&D 15% 1-4 Family 18% CRE OO 6% C&I 13% Consumer & Other 0% $0.8B Evolution of Loan Mix by Type 2015 2022 Intentional mix shift toward Multifamily has aligned with the build-out of talent and expertise in the segment, and continued strong performance Track Record of Successfully Managing Higher Concentrations of CRE and Multifamily Loans Multifamily / Bank Risk-Based Capital CRE (ex. Multifamily) / Bank Risk-Based Capital • Remain comfortable with current CRE concentration levels • CRE concentration (ex. Multifamily) below 300% of bank capital • View Multifamily separate from traditional CRE given its lower risk profile • No net charge-offs over the past five years • Only $62K of net charge-offs since inception CRE NOO 27% Multifamily 37% C&D 10% 1-4 Family 10% CRE OO 4% C&I 12% Consumer & Other 0% $3.6B

Strong Diversification Across Key Portfolios

BRIDGEWATER BANCSHARES, INC.

	Multifamily	CRE Nonowner Occupied	Construction & Development	C&I
Size	$1,307M – 37% of portfolio	$947M – 27% of portfolio	$366M – 10% of portfolio	$435M – 12% of portfolio
YoY Growth	44%	16%	30%	21%
Competitors	JPMorgan Chase, agency lenders, local banks and credit unions	Local banks, life insurance companies	Local banks	Local banks, regional banks
Go-to-Market Strategy	Bank of choice in the Twin Cities market due to proven expertise and service model	Knowledgeable lenders with efficient closing processes and ample capacity	Continued build-out of team creating additional client opportunities	Responsive support, simple solutions and the local touch entrepreneurs are looking for
Growth Outlook	Continued appetite given expertise and market opportunities	Strong market fundamentals and recent hires drive market share gains	Growth to continue as recent projects fund over 12-24 months	Growth due to recent hires with goal to add loan diversification over time
Key Stats	$3.0M Avg. Loan Size; 63% Weighted Avg. LTV; 100% Loans with Pass Rating	$2.2M Avg. Loan Size; 60% Weighted Avg. LTV; 98% Loans with Pass Rating	$999K Avg. Loan Size; 63% Weighted Avg. LTV; 0.01% 5-Year NCOs	$510K Avg. Loan Size; 0.03% 5-Year NCOs; 97% Loans with Pass Rating

Portfolio Diversification


Unit Type
100+ Units 33%
5-19 Units 13%
20-49 Units 26%
50-99 Units 28%


Property Type
Other 21%
Office 19%
Retail 16%
Industrial 27%
Senior Housing 14%
Restaurant 2%
Hotel 1%


Property Type
Land 30%
Residential 22%
Multifamily 40%
CRE Other 8%


Industry
Trade 7%
Other 9%
Accom. & Food Service 3%
Prof. Services 7%
RE, Rental and Leasing 42%
Finance & Ins. 9%
Manufact. 10%
Constr. 13%

Data as of December 31, 2022

15

Deposit Market Share Momentum in the Twin Cities Continues

BRIDGEWATER BANCSHARES, INC.

Total Deposits – Minneapolis/St. Paul MSA[1]

2012

Rank	Bank	HQ	Branches	Deposits ($M)	Market Share
1	Wells Fargo & Co.	CA	100	$ 79,407	49.80%
2	U.S. Bancorp	MN	100	$ 43,088	27.02%
3	Ameriprise Financial Inc.	MN	1	$ 5,107	3.20%
4	TCF Financial Corp.	MN	102	$ 4,992	3.13%
5	Bank of Montreal	CAN	34	$ 2,760	1.73%
6	Bremer Financial Corp.	MN	30	$ 2,205	1.38%
7	Associated Banc-Corp	WI	28	$ 1,395	0.87%
8	Klein Financial Inc.	MN	18	$ 1,129	0.71%
9	Anchor Bancorp Inc.	MN	15	$ 1,126	0.71%
10	Central Bancshares Inc.	MN	16	$ 732	0.46%
17	**Bridgewater Bancshares, Inc.**	**MN**	**2**	**$ 398**	**0.25%**
	Top 10			**$ 141,941**	**89.01%**
	MSA Total			**$ 159,467**	

2022

Rank	Bank	HQ	Branches	Deposits ($M)	Market Share
1	U.S. Bancorp	MN	84	$ 87,543	37.67%
2	Wells Fargo & Co.	CA	91	$ 57,229	24.63%
3	Ameriprise Financial Inc.	MN	2	$ 15,521	6.68%
4	Bank of Montreal	CAN	26	$ 8,275	3.56%
5	Huntington Bancshares Inc.	OH	78	$ 6,523	2.81%
6	Bremer Financial Corp.	MN	20	$ 5,353	2.30%
7	Bank of America Corp.	NC	15	$ 5,206	2.24%
8	Old National Bancorp	IN	29	$ 3,864	1.66%
9	**Bridgewater Bancshares, Inc.**	**MN**	**7**	**$ 3,244**	**1.40%**
10	State Bancshares, Inc.	ND	7	$ 3,143	1.35%
	Top 10			**$ 195,903**	**84.31%**
	MSA Total			**$ 232,366**	

Market Ripe for Continued Market Share Gains

- Top-heavy deposit market **(top 2 market share = 62%)**
- Top 2 have lost market share each of the last eight years **(2014: 84% / 2022: 62%)**
- Very fragmented market after the top 2 with no other traditional bank having market share over 5%
- BWB has a 10-year CAGR of 23%, compared to the MSA of 4%
- Significant M&A activity in the market creating opportunities for talent and client acquisition
- BWB has a local banking advantage with only 4 of the top 10 banks headquartered in MN

Not All Is Lost In Local Banking

BWBMN.COM
Member FDIC

BRIDGEWATER BANK

[1] Source: S&P Capital IQ (data as of June 30th of each year)

16

Managing Core Deposit Pressures Driven by Rising Interest Rate Environment

BRIDGEWATER BANCSHARES, INC.


24.3% CAGR
$762
$1,024
$1,339
$1,561
$1,823
$2,502
$2,946
$3,417
2015
2016
2017
2018
2019
2020
2021
2022
16% 25% 20% 17% 22%
14% 27% 23% 13% 23%
15% 22% 28% 13% 22%
19% 20% 26% 11% 24%
13% 20% 28% 14% 25%
18% 14% 26% 15% 27%
13% 10% 29% 18% 30%
23% 8% 30% 13% 26%
Noninterest-Bearing Transaction
Interest-Bearing Transaction
Savings and Money Market
Time
Brokered

Strong Deposit Growth and Improved Mix Over the Past Several Years...

- Recent core deposit growth drivers include:
  - New client and banker acquisition opportunities due to M&A disruption
  - Expansion of commercial client relationships and treasury management team
  - Strong and growing brand in the Twin Cities

...But Funding Challenges Have Emerged in the Current Interest Rate Environment

- Supplementing core deposits with higher-cost wholesale funding as needed to support loan growth
- Core deposit growth becoming more challenging as the higher interest rate environment continues
- Treasuries have become a primary competitor for core deposits
- Deposit growth not always linear due to larger relationships and more sophisticated onboarding
- Renewed focus on managing the balance sheet to align loan growth with core funding capabilities

Focus on Aligning Loan Growth With Lower Beta Core Deposits Over the Course of 2023

	Deposit Beta (cycle-to-date)[1]
Core Interest Bearing Deposits	31%
Brokered Deposits	62%
Total Interest Bearing Deposits	46%
Total Deposits	**34%**

[1] Calculated as the change in ending deposit rate over the change in ending Fed Funds rate from February 2022 to December 2022
Dollars in millions

17

Scaling Enterprise Risk Management Across a Growing Organization 18 Manage and mitigate dynamic risks while enhancing shareholder value, being responsive to clients, and delivering simple solutions in unconventional ways BWB Risk Management Philosophy Enterprise Risk Management Attributes in Place Today at BWB • Proactively addressing emerging risks across all risk categories • Continuing to scale a risk framework aligned with growth • Leveraging technology to enhance processes and controls while driving responsiveness • Reinforcing operational and financial resilience through all three lines of defense • Making investments to bolster organizational resiliency and vendor/third-party risk management • Proactively making enhancements to ESG and DEI programs as well as committing to recruitment and retention strategies Making Investments to Proactively Identify and Mitigate Emerging Risks Credit Concentration Risk Information and Cybersecurity Risk Enterprise Risk and Compliance Financial Risk • Strong credit underwriting and administration program • Active credit oversight, analytics and portfolio monitoring • Expertise and specialization in key portfolios, including multifamily • Investment in enhanced infrastructure and security protocols • Proactively leverage technology to meet the evolving digital needs of clients while maintaining safety and security • Effective risk culture and awareness model with ongoing training initiatives • Focus on recruitment and retention of highly skilled risk professionals across the bank • Investments in technology to enable scalable and effective governance and oversight • Proactively monitoring internal and external trends to quantify changes in risk profile • Maintain compliance with evolving regulatory expectations • Monitoring and managing the balance sheet with an eye toward economic and interest rate volatility • Actively monitoring and deploying liquidity and developing long-term strategies for capital preservation • Continued investments in CECL prep, LIBOR transition and SOX implementation

Credit Risk Management Supports Continued Loan Growth

Bridgewater Bancshares, Inc.

Why is BWB comfortable with its robust pace of loan growth?

Consistent Underwriting Standards

- Growth continues to primarily be in-market with over 80% of real estate loan balances in the Twin Cities market
- No new lending areas or significant changes in portfolio composition – continued focus on multifamily expertise
- Growth is a function of enhanced brand, market disruption (M&A), favorable economics and expanding lending staff

Active Credit Oversight

- No individual lending authorities
- Full loan committee approval required for approximately 80% of loan origination volume in 2022
- Enhanced credit concentration monitoring
- 30-89 days past due loans of less than 0.05% for 20 consecutive quarters

Experienced Lending and Credit Teams

- Added 5 SVP lenders since early 2020 averaging 15+ years of experience
- Continued build-out of the credit team in 2022, to support loan growth and credit risk review manager with regulatory experience
- Solid lender and credit analyst expertise across segments, geographies and relationships

Consistent Asset Quality Outperformance vs. Peers

5-Year Peak Net Charge-off Ratio vs. Peers

BWB	Peer Bank Median[1]
0.02%	0.17%

5-Year Peak Nonperforming Assets[2] / Assets vs. Peers

BWB	Peer Bank Median[1]
0.03%	0.56%

[1] Includes publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion as of December 31, 2022 (Source: S&P Capital IQ)
[2] Nonaccrual loans, loans 90 days past due and foreclosed assets

19

$20,031 $22,526 $34,841 $40,020 $47,996 1.59% 1.43% 1.35% 1.20% 1.18% 1.50% 1.42% 1.34% 2018 2019 2020 2021 3Q22 1 Nonaccrual loans plus loans 90 days past due and still accruing and foreclosed assets Dollars in thousands Credit Risk Management and Oversight Driving Superb Asset Quality 20 $581 $461 $775 $722 $639 0.03% 0.02% 0.03% 0.02% 0.01% 2018 2019 2020 2021 2022 Nonperforming Assets1 Consistently low NPA levels NPAs % of Assets Allowance for Loan Losses CECL adoption on January 1, 2023; not expecting a material Day 1 impact $46 $205 $435 $(29) $(276) 0.00% 0.01% 0.02% 0.00% (0.01)% 2018 2019 2020 2021 2022 Net Charge-Offs Cumulative NCOs of $381K since 2018 Net Charge-Offs % of Average Loans $4,184 $2,695 $15,164 $22,641 $28,049 1.82% 1.01% 4.54% 5.45% 5.52% 2018 2019 2020 2021 2022 Classified Assets Continue to actively work with borrowers and closely monitor credits Classified Assets % of Bank Tier 1 Capital + ALLL ALLL % of Gross Loans % of Gross Loans (ex. PPP)

Spread-Based Revenue Model

BRIDGEWATER BANCSHARES, INC.


20.9% CAGR
$34,567
$1,872
$32,695
$44,685
$2,567
$42,118
$56,709
$2,536
$54,173
$67,281
$2,543
$64,738
$77,958
$3,826
$74,132
$93,803
$5,839
$87,964
$114,818
$5,309
$109,509
$136,030
$6,332
$129,698
2015
2016
2017
2018
2019
2020
2021
2022
Net Interest Income
Noninterest Income

Net Interest Income

4Q22 YoY Avg. Earning Asset Growth	4Q22 Net Interest Margin[1]	4Q22 Core Net Interest Margin[2]
26%	3.16%	3.05%

- Net interest income growth has been driven by robust loan growth and relatively stable net interest margin
- Rising interest rate environment resulting in near-term pressure on net interest margin and net interest income
- 4Q22 NIM reset lower in current environment as funding costs repriced quicker than loan yields
  - Sophisticated, higher balance deposit client base is more sensitive to rising interest rates
  - Fixed-rate nature of the loan portfolio (66%) results in slower repricing compared to deposits
  - Leveraged higher cost wholesale deposits and borrowings to support robust loan growth
- Managing the balance sheet to optimize net interest income growth over time

Noninterest Income

- Comfortable with spread-based revenue stream given commercial-focused business model
- Less exposure to volatile revenue streams such as mortgage
- No material exposure to overdraft revenue
- Addition of a large new fee income stream more likely to come from M&A than built in-house

[1] Amounts calculated on a tax-equivalent basis using statutory federal tax rate of 21%
[2] Excludes loan fees and PPP loan balances, interest and fees; represents a Non-GAAP financial measure, see Appendix for Non-GAAP reconciliation
Dollars in thousands

21

46.5% 47.4% 49.0% 42.0% 41.5% 41.7% 43.3% 40.5% 41.0% 41.2% 59.2% 58.8% 57.1% 55.8% 55.7% 2018 2019 2020 2021 2022 Among the Most Efficient Banks in the Industry 22 BWB Adjusted1 BWB Reported1 An Efficiency Ratio Consistently Well Below Peers Peer Bank Median2 1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation. 2 Includes publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion as of December 31, 2022 (Source: S&P Capital IQ) What Makes BWB So Efficient? Efficient Operating Culture With a CRE-Focused Model ~2x as many assets per FTE employee compared to the peer bank median2 1.46% NIE/average assets (peer bank median2 : 2.20%) 7 Branches ~5x as many assets per branch compared to the peer bank median2 Lower compensation and occupancy expenses as a percent of average assets compared to peers Branch-Light Service Model Branch-light model allows key investments in technology while maintaining a low efficiency ratio To maintain a better-than-peer efficiency ratio while continuing to invest in the business… BWB CAGR Since 2017 Asset Growth Revenue Growth NIE Growth 23% 20% 19% …we expect expenses to continue to grow in-line with balance sheet growth over time

Leveraging Recent Technology Investments to Support Growth 23 Client-Facing • Modern platforms and payment options for business and personal clients • Collaborative technology tools integrated into BWB Corporate Center • Cybersecurity threat detection and response Scalable core to support growth outlook Core Banking Platform IT Strategy: improve client interactions, streamline processes, automate activities, and embrace digital transformation IT Decision-Making: driven by unconventional culture, enhancing the client experience and improving organizational efficiencies Recent IT Focus – Make Key Infrastructure Investments to Support Future Growth Loan and Deposit Infrastructure nCino • Enhanced commercial loan origination system that digitizes the end-to-end lending process • Launched in 2022 Salesforce • Enhanced customer relationship management for lending and deposit oportunities • Launched in 2022 Workflow Automation and Analysis ServiceNow • Scalable workflow automation platform to enhance internal efficiencies • Launched in 2020 Snowflake • Real-time data analytics and visualization to support decision-making • Launched in 2021 • Integration of recent technology investments across the organization • Leveraging and embracing these investments to maximize operational efficiencies 2023 IT Focus

Proactive Capital Management 24 14.55% 12.98% 14.58% 15.55% 13.15% 12.07% 11.39% 10.35% 9.36% 8.40% 11.23% 10.69% 9.28% 10.82% 11.03% 9.55% 10.65% 8.96% 8.91% 7.48% 2018 2019 2020 2021 2022 Total Risk-Based Capital Common Equity Tier 1 Capital Capital Ratios Supported by Profitability and Capital Markets Activity Tangible Common Equity to Tangible Assets1 1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation. BWB Capital Priorities 1 2 3 Organic Growth Share Repurchases M&A 4 Dividends Ample room for growth and profitability via strong organic loan growth pipelines Proactively return capital to shareholders by buying back stock based on valuation, capital levels and other uses of capital Review and evaluate corporate development opportunities that complement BWB’s business model Have not historically paid a common stock dividend given robust loan growth opportunities Tier 1 Leverage Ratio • No share repurchases in 4Q22 • On October 15, 2022, BWB redeemed the remaining $13.75M of Fixed-to-Floating Rate Subordinated Notes issued in 2017 (funded by draw on secured revolving line of credit) 4Q22 Capital Actions

Funding Source Available Balance Cash $ 48 Unpledged Securities 549 FHLB Advances 391 FRB Discount Window 158 Unsecured Lines of Credit 208 Secured Line of Credit 26 Total $ 1,380 Diverse Liquidity Position 25 14.3% 14.2% 18.4% 16.4% 13.7% 16.5% 18.9% 19.8% 26.2% 18.0% $608 $750 $1,121 $1,480 $1,380 2018 2019 2020 2021 2022 Diverse Liquidity Position Off-Balance Sheet Liquidity as a % of Assets On-Balance Sheet Liquidity as a % of Assets 106.7% 104.9% 93.0% 95.7% 104.5% 2018 2019 2020 2021 2022 Comfortable operating with a loan-to-deposit ratio between 95% and 105% Elevated Loan-to-Deposit Ratio in the Current Rate Environment Dollars in millions

Near-Term Expectations 26 • Balance sheet growth to slow from 2022 levels • High single-digit to low double-digit loan growth in 2023 – focus on aligning loan growth more closely with core deposit growth over the course of the year • Target loan-to-deposit ratio between 95% and 105% Balance Sheet Growth • Additional NIM compression in 1Q23 similar to 4Q22, with stabilization thereafter and potential expansion in the second half of 2023 • Loan growth to drive net interest income growth as margin stabilizes • Assumes Fed Funds rate holds steady near 5% throughout 2023 Net Interest Margin • Efficiency ratio in the mid-40% range, impacted by lower net interest margin • Slower noninterest expense growth in-line with slower asset growth Efficiency Ratio • Build tangible common equity and CET1 ratios throughout 2023, aided by retained earnings and slower pace of loan growth • Share repurchases unlikely in the near-term Capital Levels

2023 Strategic Priorities – Positioning for Long-Term Success 27 Manage High Quality Balance Sheet Growth 1 2 3 4 Maintain High Efficiency While Investing in the Business Proactively Assess and Monitor Asset Quality Risks Implement Longer Term Strategic Readiness Initiatives • Slower pace of balance sheet growth in the current environment • Manage the balance sheet to optimize net interest income • Increase emphasis on generating core deposit growth to support loan growth over the course of 2023 • Identify opportunities to better manage discretionary spend to align expense growth with a slower pace of asset growth • Continue to invest in people and technology • Make proactive investments to scale the business and position for longer-term growth • Ongoing monitoring of the loan portfolio for signs of credit weakness given economic uncertainty heading into 2023 • Expand covenant testing and assess repricing risk on maturing loans • Complete CECL adoption in early 2023 • Continue build-out of the enterprise risk management function, including enhanced stress testing capabilities • Expand C&I function to support further diversification of the loan portfolio and new deposit growth channels over time • Continue evaluating potential M&A opportunities and be ready to act if the right opportunity becomes available

Corporate Strategy Driving Strong Returns and Value Creation 28 Truly Unconventional Culture Highly Efficient Business Model Robust Balance Sheet Growth Proactive Risk Management Our Culture Driven Organic Growth Story Return on Average Assets 1.51% 1.49% 1.24% 1.45% 1.38% 1.19% 1.21% 1.02% 1.32% 1.21% 2018 2019 2020 2021 2022 BWB Adjusted1 Peer Bank Median2 PPNR Return on Average Assets1 2.20% 2.07% 2.09% 2.10% 2.06% 1.70% 1.67% 1.75% 1.64% 1.65% 2018 2019 2020 2021 2022 BWB Peer Bank Median2 Return on Average Tangible Common Equity1 14.15% 13.72% 12.75% 15.60% 15.69% 13.39% 13.23% 10.84% 15.22% 15.85% 2018 2019 2020 2021 2022 BWB Adjusted1 Peer Bank Median2 Tangible Book Value Per Share1 $7.22 $8.33 $9.31 $10.98 $11.69 2018 2019 2020 2021 2022 BWB 1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation. 2 Includes publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion as of December 31, 2022 (Source: S&P Capital IQ)

4Q22 Earnings Highlights 30 • Gross loan balances up $189.4 million, or 22.2% annualized, from 3Q22 • Investment securities balances up $6.6 million, or 4.8% annualized, from 3Q22 • Deposit balances up $111.5 million, or 13.4% annualized, from 3Q22 • Net interest margin of 3.16%, down 37 bps from 3Q22 • Yield on interest-earning assets of 4.67%, up 30 bps from 3Q22 • Cost of deposits of 1.31%, up 58 bps from 3Q22 • Efficiency ratio1 of 43.8%, up from 39.8% in 3Q22 • Total revenue of $34.6 million, down 2.4% from 3Q22 • Noninterest expense of $15.2 million, up 7.4% from 3Q22 • Annualized net charge-offs (recoveries) to average loans of 0.00% • Nonperforming assets to total assets of 0.01% vs. 0.02% in 3Q22 • Growth-driven provision of $1.5 million; allowance to total loans at 1.34% • CECL adoption on January 1, 2023; not expecting a material Day 1 impact Robust Balance Sheet Growth Net Interest Margin Pressure Highly Efficient Operating Performance Superb Asset Quality $0.45 Diluted EPS Efficiency Ratio1 Return on Avg. Tangible Common Equity1 Return on Average Assets PPNR Return on Average Assets1 1.28% 1.82% 15.86% 43.8% 1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation

December 31, December 31, December 31, December 31, December 31, December 31, December 31, December 31, December 31, December 31, Efficiency Ratio 2018 2018* 2019 2019* 2020 2020* 2021 2021* 2022 2022* 4Q22 4Q22* Noninterest Expense $ 31,562 $ 31,562 $ 36,932 $ 36,932 $ 45,387 $ 45,387 $ 48,095 $ 48,095 $ 56,620 $ 56,620 $ 15,203 $ 15,203 Less: Amortization of Tax Credit Investments - (3,293) - (3,225) - (738) - (562) - (408) - (114) Less: Debt Prepayment Fees - - - - - (7,043) - (582) - - - - Less: Amortization Intangible Assets (191) (191) (191) (191) (191) (191) (191) (191) (191) (191) (48) (48) Adjusted Noninterest Expense $ 31,371 $ 28,078 $ 36,741 $ 33,516 $ 45,196 $ 37,415 $ 47,904 $ 46,760 $ 56,429 $ 56,021 $ 15,155 $ 15,041 Net Interest Income $ 64,738 $ 64,738 $ 74,132 $ 74,132 $ 87,964 $ 87,964 $ 109,509 $ 109,509 $ 129,698 $ 129,698 $ 32,893 $ 32,893 Noninterest Income 2,543 2,543 3,826 3,826 5,839 5,839 5,309 5,309 6,332 6,332 1,738 1,738 Less: (Gain) Loss on Sales of Securities 125 125 (516) (516) (1,503) (1,503) (750) (750) (82) (82) (30) (30) Adjusted Operating Revenue $ 67,406 $ 67,406 $ 77,442 $ 77,442 $ 92,300 $ 92,300 $ 114,068 $ 114,068 $ 135,948 $ 135,948 $ 34,601 $ 34,601 Efficiency Ratio 46.5% 41.7% 47.4% 43.3% 49.0% 40.5% 42.0% 41.0% 41.5% 41.2% 43.8% 43.5% Tangible Common Equity & Tangible Common Equity/ Tangible Assets December 31, 2018 December 31, 2019 December 31, 2020 December 31, 2021 December 31, 2022 Total Shareholders' Equity $ 220,998 $ 244,794 $ 265,405 $ 379,272 $ 394,064 Less: Preferred Stock - - - (66,514) (66,514) Total Common Shareholders' Equity 220,998 244,794 265,405 312,758 327,550 Less: Intangible Assets (3,678) (3,487) (3,296) (3,105) (2,914) Tangible Common Equity $ 217,320 $ 241,307 $ 262,109 $ 309,653 $ 324,636 Total Assets $ 1,973,741 $ 2,268,830 $ 2,927,345 $ 3,477,659 $ 4,345,662 Less: Intangible Assets (3,678) (3,487) (3,296) (3,105) (2,914) Tangible Assets $ 1,970,063 $ 2,265,343 $ 2,924,049 $ 3,474,554 $ 4,342,748 Tangible Common Equity/Tangible Assets 11.03% 10.65% 8.96% 8.91% 7.48% Tangible Book Value Per Share December 31, 2018 December 31, 2019 December 31, 2020 December 31, 2021 December 31, 2022 Book Value Per Common Share $ 7.34 $ 8.45 $ 9.43 $ 11.09 $ 11.80 Less: Effects of Intangible Assets (0.12) (0.12) (0.12) (0.11) (0.11) Tangible Book Value Per Common Share $ 7.22 $ 8.33 $ 9.31 $ 10.98 $ 11.69 Total Common Shares 30,097,274 28,973,572 28,143,493 28,206,566 27,751,950 As of and for the year ended, As of and for the year ended, As of and for the year ended, Reconciliation of Non-GAAP Financial Measures – Efficiency, TCE, TBV, NIM 31 * Efficiency Ratio is adjusted to exclude the historic tax credit amortization and debt prepayment fees. Dollars in thousands Core Net Interest Margin December 31, 2022 Net Interest Income (Tax-Equivalent Basis) $ 33,260 Less: Loan Fees (1,100) Less: PPP Interest and Fees (48) Core Net Interest Margin $ 32,112 Average Interest Earning Assets $ 4,177,644 Less: Average PPP Loans (1,109) Core Average Interest Earning Assets $ 4,176,535 Core Net Interest Margin 3.05% As of and for the quarter ended,

Reconciliation of Non-GAAP Financial Measures – PPNR

BRIDGEWATER BANCSHARES, INC.

Pre-Provision Net Revenue	As of and for the year ended, December 31, 2018	December 31, 2019	December 31, 2020	December 31, 2021	December 31, 2022	4Q22
Noninterest Income	$ 2,543	$ 3,826	$ 5,839	$ 5,309	$ 6,332	$ 1,738
Less: Gain on sales of Securities	125	(516)	(1,503)	(750)	(82)	(30)
Total Operating Noninterest Income	2,668	3,310	4,336	4,559	6,250	1,708
Plus: Net Interest Income	64,738	74,132	87,964	109,509	129,698	32,893
Net Operating Revenue	$ 67,406	$ 77,442	$ 92,300	$ 114,068	$ 135,948	$ 34,601
Noninterest Expense	$ 31,562	$ 36,932	$ 45,387	$ 48,095	$ 56,620	$ 15,203
Less: Amortization of Tax Credit Investments	(3,293)	(3,225)	(738)	(562)	(408)	(114)
Less: FHLB Advances Prepayment Fees	-	-	(7,043)	-	-	-
Less: Debt Prepayment Fees	-	-	-	(582)	-	-
Total Operating Noninterest Expense	$ 28,269	$ 33,707	$ 37,606	$ 46,951	$ 56,212	$ 15,089
Pre-Provision Net Revenue	$ 39,137	$ 43,735	$ 54,694	$ 67,117	$ 79,736	$ 19,512
Plus:						
Non-Operating Revenue Adjustments	(125)	516	1,503	750	82	30
Less:						
Provision for Loan Losses	3,575	2,700	12,750	5,150	7,700	1,500
Non-Operating Expense Adjustments	3,293	3,225	7,781	1,144	408	114
Provision for Income Taxes	5,224	6,923	8,472	15,886	18,318	4,193
Net Income	$ 26,920	$ 31,403	$ 27,194	$ 45,687	$ 53,392	$ 13,735
Average Assets	$ 1,777,592	$ 2,114,211	$ 2,617,579	$ 3,189,800	$ 3,866,480	$ 4,251,345
Pre-Provision Net Revenue Return on Average Assets	2.20%	2.07%	2.09%	2.10%	2.06%	1.82%

Dollars in thousands

32

Reconciliation of Non-GAAP Financial Measures – Diluted EPS, ROA, ROATCE

BRIDGEWATER BANCSHARES, INC.

Diluted EPS, ROA & ROATCE	As of and for the year ended, December 31, 2018	December 31, 2019	December 31, 2020	December 31, 2021	December 31, 2022	4Q22
Net Income	$ 26,920	$ 31,403	$ 27,194	$ 45,687	$ 53,392	$ 13,735
Less: Preferred Stock Dividends	-	-	-	(1,171)	(4,054)	(1,014)
Net Income Available to Common Shareholders	$ 26,920	$ 31,403	$ 27,194	$ 44,516	$ 49,338	$ 12,721
Add: Debt Prepayment Fees	-	-	7,043	582	-	
Less: Tax Impact	-	-	(1,676)	(151)	-	
Net Income, Excluding Impact of Debt Prepayment Fees	26,920	31,403	32,561	46,118	53,392	
Net Income Available to Common Shareholders, Excluding Impact of Debt Prepayment Fees	$ 26,920	$ 31,403	$ 32,561	$ 44,947	$ 49,338	
Diluted Weighted Average Shares Outstanding	$ 29,436,214	$ 29,996,776	$ 29,170,220	$ 28,968,286	$ 28,668,177	
Adjusted Diluted Earnings Per Common Share	$ 0.91	$ 1.05	$ 1.12	$ 1.55	$ 1.72	
Average Assets	$ 1,777,592	$ 2,114,211	$ 2,617,579	$ 3,189,800	$ 3,866,480	
Adjusted Annualized ROA	1.51%	1.49%	1.24%	1.45%	1.38%	
Average Total Shareholders' Equity	$ 194,083	$ 232,539	$ 258,736	$ 316,237	$ 384,033	$ 387,589
Less: Average Preferred Stock	-	-	-	(24,915)	(66,514)	(66,514)
Average Total Common Shareholders' Equity	$ 194,083	$ 232,539	$ 258,736	$ 291,322	$ 317,519	$ 321,075
Less: Effects of Average Intangible Assets	(3,772)	(3,582)	(3,395)	(3,204)	(3,012)	(2,941)
Average Tangible Common Equity	$ 190,311	$ 228,957	$ 255,341	$ 288,118	$ 314,507	$ 318,134
Annualized Return on Average Tangible Common Equity	14.15%	13.72%	10.65%	15.45%	15.69%	15.86%
Adjusted Annualized Return on Average Tangible Common Equity	14.15%	13.72%	12.75%	15.60%	15.69%	

Dollars in thousands

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